EXHIBIT 99


               ORION PICTURES CORPORATION NEWS



FOR IMMEDIATE RELEASE


LOS ANGELES, SEPT. 1, 1995 --- Orion Pictures Corporation (NASDAQ:ORPC)

announced today that as of August 31, 1995, it had not satisfied certain mandatory minimum payment amounts under the indentures pursuant to which

Orion's Talent Notes due March 1, 1999, and Orion's Creditor Notes due

March 1, 1999, were issued.

     As previously announced, Orion has signed a definitive merger agreement to combine with The Actava Group Inc. (NYSE:ACT), Metromedia

International Telecommunications, Inc. and MCEG Sterling Incorporated

(NASDAQ:MCEG) to form a new entity, Metromedia International Group, Inc.

     It is a condition to the consummation of the merger agreement that substantially all of Orion's indebtedness, including the Talent Notes and the Creditor Notes be refinanced in full.  Orion is currently in negotiations with a major commercial bank to provide financing to refinance Orion's indebtedness.  In addition to the refinancing of

Orion's indebtedness, the consummation of the merger remains subject to a number of precedent conditions, including shareholder approval and certain other customary conditions.


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